Exhibit 99.1

AITX's RAD Secures Multiple High-Value ROAMEO Orders from Major Healthcare Network

Major Hospital Network Integrates ROAMEO Into Security Operations, Demonstrating Confidence in RAD's Premium Mobile Security Solution

Detroit, Michigan, September 23, 2025 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), has secured a full price order for two ROAMEO™ Gen 4 mobile security robots with one of the largest non-profit hospital networks in the United States. Unlike a proof-of-concept or demonstration deployment, this order represents a production contract expected to generate significant savings and performance improvements for the end user. The healthcare provider, which was among the several destinations during RAD's successful ROAMEO Road Trip, will integrate the robot into its security operations at two locations with additional deployments currently under discussion.

AITX
Artificial Intelligence Technology Solutions Inc.
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
STOP
Building & Hospital
Emergency Department
Large Healthcare
Network Orders
2 ROAMEOs
RAD
ROAMEO
Powered by
$AITX
group of companies

Artist's depiction of 2 ROAMEO patrol vehicles deployed at a large healthcare facility.

The Company noted that the client has expressed strong interest in RAD's broader ecosystem of solutions, recognizing how a comprehensive deployment can enhance facility performance while delivering significant cost savings.

This latest order follows a string of recent wins for ROAMEO as RAD continues to see accelerating adoption across multiple industries. Demand for mobile security robots has been rising steadily, with large enterprises, Fortune 500 companies, and public institutions recognizing the value of autonomous patrols in reducing costs, strengthening security coverage, and delivering recurring monthly revenue (RMR) opportunities.

"We see this deployment as a powerful catalyst for ROAMEO's continued growth," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "When a healthcare provider of this scale moves straight to a production order, it validates the strength of our solutions and accelerates the momentum we are building across every sector we serve. We expect this success to stimulate additional opportunities and reinforce the value we deliver to our clients, channel partners and shareholders."

Healthcare networks face unique and persistent security challenges, including managing large campuses with multiple access points, protecting staff and patients, and responding quickly to incidents across expansive facilities. Traditional approaches often leave gaps in coverage or require significant human resources. ROAMEO's ability to autonomously patrol, detect, deter, and engage provides healthcare providers with a force-multiplying solution that supports safety while easing the burden on security personnel.

"Most client sites will require more than one ROAMEO to maintain uninterrupted coverage," said Mark Folmer, CPP, PSP, President of RAD. "Because each unit requires scheduled recharging, most sites benefit from operating multiple robots to ensure continuous coverage. Even with just two units in service, healthcare providers can realize significant efficiencies compared to traditional manned patrols, while enhancing the consistency and reliability of their security operations."

Deployment of the first of the two ROAMEO units is expected by the end of the month. RAD has expanded production commitments to meet rising demand, with multiple large-scale opportunities advancing through the pipeline. Each deployment not only generates significant RMR but also strengthens RAD's position as a leader in autonomous mobile security solutions.

About Artificial Intelligence Technology Solutions, Inc. (AITX) and RAD

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope ($KSCP). Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/